                                                                   EXHIBIT 10.47

                                                                  Execution Copy
                                                        Private and Confidential

                          XINHUA FINANCE MEDIA LIMITED
                                 (the Purchaser)

                                       AND

                           FAN CHO TAK ALEX AND OTHERS
                                  (the Vendors)

                                   ----------

                            SHARE PURCHASE AGREEMENT
                     IN RESPECT OF SHARES IN THE CAPITAL OF
                             ECONWORLD MEDIA LIMITED

                                   ----------

                                18 DECEMBER 2006

                                    Hong Kong

THIS SALE AND PURCHASE AGREEMENT (this "AGREEMENT") is made on the 18 day of December 2006.

BETWEEN

(1) XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of the Cayman Islands with a registered address at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the "PURCHASER")

(2) XINHUA FINANCE LIMITED, a company incorporated under the laws of the Cayman Islands with a registered address at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the "XFL")

(3) FAN CHO TAK ALEX, a citizen of Hong Kong with an address of Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong ("FAN")

(4) GAINFUL CONCEPT LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at the Commonwealth Trust Ltd, Drake Chamber, Tortola, British Virgin Islands ("GAINFUL CONCEPT")

(5) BEST GAIN GROUP LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at the Commonwealth Trust Ltd, Drake Chamber, Tortola, British Virgin Islands ("BEST GAIN")

(6) ECONWORLD HOLDINGS LIMITED, a company incorporated under the laws of Hong Kong with a registered address at Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong ("EHL")

(7) LO YUAN LING YOLANDA, a citizen of Hong Kong with an address of Flat B, 13/F., King Fai Court, 19-21 Tin Hau Temple Road, Hong Kong ("YOLANDA")

(8) CHEERS PERFECT LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at the Commonwealth Trust Ltd, Drake Chamber, Tortola, British Virgin Islands ("CHEERS PERFECT")

(9) LO LI CHUN, a citizen of Taiwan with an address of 2F, No. 351, Chang-Chun Road, Taipei, Taiwan ("LO")

(10) LO SHUI LING RAYMOND, a citizen of Hong Kong with an address of Apt. 55G, Manhattan Heights, 28 New Praya, Kennedy Town, Hong Kong ("RAYMOND")

(11) JUSTLY INVESTMENT INTERNATIONAL LIMITED, a company incorporated under the laws of Hong Kong with a registered address at Room 1713, 17/F, Rise Commercial Building, Hong Kong. ("JUSTLY INVESTMENT")

Fan, Gainful Concept, Best Gain, EHL, Yolanda, Cheers Perfect, Lo, Raymond and Justly Investment are together referred to as "VENDORS" and each of them a "VENDOR".

WHEREAS

A. The Vendors together hold 98,000 shares of EconWorld Media Limited (the "COMPANY"), which represents approximately 28% of the issued and outstanding share capital of the Company, a company incorporated in Hong Kong with a registration number of 696257 and a registered address of Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong. The respective shareholdings of the Vendors are set out in Schedule I. Further corporate particulars of the Company are set out in Schedule II. Fan is the beneficial owner of Gainful Concept, Best Gain and EHL. Yolanda is the beneficial owner of Cheers Perfect.

B. By a subscription agreement ("SUBSCRIPTION AGREEMENT") dated 26 May 2005 and a supplemental deed dated 2 November 2005 entered into between XFL, the Vendors and others, the Vendors are required to sell the 98,000 shares of the Company ("SALE SHARES") to Econworld and XFL is required to purchase the Sale Shares if the Actual EBITDA for 2006 meets certain criteria in accordance with the terms of the subscription agreement and supplemental deed.

C. On 12 January 2006, XFL transferred all its shares in the Company to the Purchaser.

D. On 21 June 2006, the Purchaser acquired a further 42,000 shares of the Company.

E. The Purchaser desires to meet XFL's obligation to purchase the Sale Shares from the Vendors and the Vendors wish to sell the Sale Shares to the Purchaser subject to the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Purchaser, XFL and the Vendors do hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. Unless otherwise defined, capitalised terms defined in the Subscription Agreement shall have the same meanings as in this Agreement.

1.2  The following terms, as used herein, have the following meanings:

     "CLOSING" shall have the meaning provided in Clause 2.3;

     "CLOSING DATE" shall have the meaning provided in Clause 2.3;

     "PURCHASE PRICE" has the meaning set out in Clause 2.2; and

     "SALE SHARES" has the meaning set out in Recital B.

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.4 Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.

2    SALE AND PURCHASE OF SALE SHARES

2.1 Sale. Subject to the terms and conditions set out in this Agreement, the Purchaser (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) shall purchase at Closing, and the Vendors shall sell and cause to be sold to the Purchaser at Closing, all rights, title and interests in the Sale Shares free from all Encumbrances together with all rights of any nature whatsoever now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared paid or made in respect of them after the Closing Date.

2.2 Purchase Price. In consideration for the Purchaser agreeing to purchase the Sale Shares prior to the final determination of the Actual EBITDA for 2006, the parties agree to the following terms and conditions:-

     (a) For the purpose of determining the purchase price to be paid by the Purchaser to the Vendors before the Actual EBITDA for 2006 of the Company is certified by the Auditors, the parties agree to use US$3,000,000 as a preliminary figure for the Actual EBITDA for 2006.

     (b) The purchase price of the Sale Shares to be paid by the Purchaser to the Vendors before the finalisation of the Actual EBITDA for 2006 shall be :- (US$3,000,000 x 6) multiplied by a fraction, the numerator of which is the number of Sale Shares to be sold by a Vendor and the denominator of which is the total number of issued and outstanding shares of the Company (the "PURCHASE PRICE").

     (c) In the event that the Actual EBITDA for 2006 is less than US$3,000,000, each of the Vendors shall within 10 days from the final determination of the Actual EBITDA for 2006 in accordance with the Subscription Agreement pay an amount to XFL such that the aggregate Purchase Price paid to the Vendors is the same as the Vendors would have otherwise received pursuant to the Subscription Agreement. The obligations of the Vendors to make any such payment to XFL pursuant to this provision shall be joint and several.

     (d) In the event that the Actual EBITDA for 2006 is greater than US$3,000,000, neither the Purchaser nor XFL shall be obliged to make any further payment whatsoever to the Vendors.

2.3 Closing. The purchase and sale of the Sale Shares (the "CLOSING") shall take place at the offices of Suite 2003-5, Vicwood Plaza, 199 Des Voeux Road Central, Hong Kong as soon as possible after the relevant transfer documents have been duly stamped by the Inland Revenue Department of Hong Kong and in event before 31 December 2006 or at such other time and place as the Purchaser and the Vendors agree in writing. The date and time of the Closing are herein referred to as the "CLOSING DATE".

2.4 The Vendors' Closing Obligations. Upon Closing the Vendors shall deliver to the Purchaser:

     (i)  the following documents in respect of the Sale Shares:

          (A) duly completed and signed instruments of transfers and sold notes of the Sale Shares by the registered holders thereof in favour of the Purchaser or as it may direct together with the share certificates representing the Sale Shares;

          (B) all powers of attorney or other authorities under which the transfers of the Sale Shares have been executed;

          (C) such waivers or consents as the Purchaser may require enabling the Purchaser or its nominee(s) to be registered as the holders of the Sale Shares;

          (D) such other documents as may be required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser or its nominees to become the registered holders thereof;

     (ii) written confirmation that the Vendors are not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained; and

     (iii) such other papers and documents as the Purchaser may reasonably require.

2.5 The Purchaser's Closing Obligations. Against performance of the matters set out in Clause 2.4, the Purchaser shall procure the payment of the Purchase Price to the Vendors.

2.6 Further Covenants. The Vendors hereby irrevocably undertake to the Purchaser to procure at its own expense the due execution of all such further documents as are necessary to vest in the Purchaser all such property and rights as are intended to be vested in them by or pursuant to this Agreement.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Vendors represent and warrant to the Purchaser that the following statements are true and correct as of the date of this Agreement:

3.1  The Company. In respect of the Company:

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of incorporation, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. The articles of incorporation, bylaws, registers and/or other organizational documents ("CHARTER DOCUMENTS") of the Company, in each case, as amended to the date hereof are complete and correct copies.

     (b) Corporate Records. Its minute books and corporate records contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of, its shareholders and its board of directors, and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

     (c)  Capital Structure.

          (i) Immediately following the Closing, the entire issued share capital of the Company will be owned by the Purchaser.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which its is a party or by which it may be bound obligating company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding any bonds, debentures, notes or other indebtedness.

     (d) Authority. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action of its board. Certified copies of the resolutions adopted by its board approving this Agreement and transactions contemplated hereby have been provided to the Purchaser.

     (e) Execution. It has duly and validly executed and delivered this Agreement constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (f) Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

     (g) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its Charter Documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (h) No Litigation. The Company is not involved in any litigation whether as plaintiff or defendant.

     (i) Ownership of Shares. Each Vendor has good and valid title to the Sale Shares set forth opposite his or its name on Schedule I, free and clear of any lien, charge, encumbrance, security interest, voting agreement, voting trust, voting or transfer restriction, right of first refusal, proxy, claim or right of others of whatever nature (a "LIEN"), and at closing of any sale of such Sale Shares by a Vendor, such Vendor will deliver to the Purchaser good and valid title to all of the Sale Shares beneficially owned by such Vendor as set forth on
          Schedule I hereto, free and clear of any Liens. No person or entity other than such Vendor has any power or right, whether or not shared with any other person or entity, to dispose of or direct the disposition of any of the Sale Shares or to vote or direct the voting of any of the Sale Shares held by such Vendor as set forth on Schedule I hereto.

3.2  General

     (a) Full Disclosure. (i) The Vendors are not aware of any facts which could materially adversely affect the Company or which are likely in the future to materially adversely affect the Company and which have not been disclosed by or on behalf of the Company in connection with or pursuant to this Agreement. (ii) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     (b)  Reliance. The foregoing representations and warranties are made by the

          Vendors with the knowledge and expectation that the Purchaser is placing reliance thereon.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDORS

     The Vendors hereby represent, warrant and covenant on a joint and several basis to the Purchaser that each of the following statements is true:

4.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

4.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

4.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to sale the Sale Shares and to execute, deliver and perform this Agreement.

4.4 Authority. The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action of its board. Certified copies of the resolutions adopted by its board approving this Agreement and transactions contemplated hereby have been provided to the Purchaser.

4.5 Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

4.6 Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its Charter Documents (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

     The Purchaser hereby represents, warrants and covenants to the Vendors that each of the following statements is true:

5.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

5.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

5.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to purchase the Sale Shares and to execute, deliver and perform this Agreement.

6.   CONFIDENTIALITY AND NON-DISCLOSURE

6.1 Non-Disclosure of Terms. The terms and conditions of this Agreement, including its existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by the breach of the confidentiality obligations hereunder.

6.2 Press Releases, Etc. Any press release issued by any party hereto shall be approved in advance in writing by the both parties hereto, whose consent shall not be unreasonably withheld. No other announcement regarding any of the terms set out in this Agreement in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of both parties hereto, whose consent shall not be unreasonably withheld.

6.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the terms set out this Agreement to its current or bona fide, employees, bankers, lenders, partners, accountants and attorneys and other professional advisers, in each case only where such persons or entities are under appropriate non-disclosure obligations.

6.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence or terms of this Agreement in contravention of the provisions of this Clause 6, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5 Other Information. The provisions of this Clause 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

7.   MISCELLANEOUS

7.1 Survival of Warranties. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser.

7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Company Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto irrevocably agree to submit to the non-exclusive jurisdiction of the Hong Kong International Arbitration Centre according to UNCITAL Arbitration Rules in all matters arising in connection with this Agreement.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

7.7 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

7.8 Stamp duty. Each party to this Agreement shall pay its own share of stamp duty in relation to the sale and purchase of the Sale Shares and the Vendors hereby authorise the Purchaser to deduct from the Purchase Price the Vendors' share of stamp duty.

7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

                           - EXECUTION PAGE FOLLOWS -

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE VENDORS

SIGNED by
FAN CHO TAK ALEX [Chinese Characters]


/s/ Fan Cho Tak Alex
-------------------------------------


For and on behalf of
GAINFUL CONCEPT LIMITED


/s/ Fan Cho Tak Alex
-------------------------------------
Name: Fan Cho Tak Alex
Title: Director


For and on behalf of
BEST GAIN GROUP LIMITED


/s/ Fan Cho Tak Alex
-------------------------------------
Name: Fan Cho Tak Alex
Title: Director


For and on behalf of
ECONWORLD HOLDINGS LIMITED


/s/ Fan Cho Tak Alex
-------------------------------------
Name: Fan Cho Tak Alex
Title: Director


SIGNED by
LO YUAN LING YOLANDA
[Chinese Characters]


/s/ LO YUAN LING YOLANDA
-------------------------------------

For and on behalf of
CHEERS PERFECT LIMITED


/s/ Lo Yuan Ling Yolanda
-------------------------------------
Name: Lo Yuan Ling Yolanda
Title: Director


SIGNED by
LO LI CHUN [Chinese Characters]


/s/ Lo Li Chun
-------------------------------------


SIGNED by
LO SHUI LING RAYMOND
[Chinese Characters]


/s/ Lo Shui Ling Raymond
-------------------------------------


For and on behalf of
JUSTLY INVESTMENT INTERNATIONAL
LIMITED
[Chinese Characters]


/s/
-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


THE PURCHASER

For and on behalf of
XINHUA FINANCE MEDIA LIMITED


By: /s/ John McLean
    ---------------------------------
Name: John McLean
Title: Authorized signatory

XFL

For and on behalf of
XINHUA FINANCE LIMITED


By: /s/ John McLean
    ---------------------------------
Name: John McLean
Title: Authorised Signatory

                                   SCHEDULE I

            LIST OF VENDORS, NUMBER OF SALE SHARES AND PURCHASE PRICE

NAME OF VENDOR                            NO. OF SALE SHARES   TOTAL PURCHASE PRICE TO BE PAID TO EACH VENDOR
--------------                            ------------------   ----------------------------------------------
GAINFUL CONCEPT LIMITED                         30,000                           US$1,542,853
CHEERS PERFECT LIMITED                          20,000                           US$1,028,568
LO LI CHUN                                      18,000                           US$  925,712
LO SHUI LING RAYMOND                             2,000                           US$  102,857
JUSTLY INVESTMENT INTERNATIONAL LIMITED          3,000                           US$  154,285
ECONWORLD HOLDINGS LIMITED                      15,000                           US$  771,426
BEST GAIN GROUP LIMITED                         10,000                           US$  514,284

                                   SCHEDULE II

              PARTICULARS OF THE COMPANY IMMEDIATELY BEFORE CLOSING

Name:                             EconWorld Media Limited

Date and place of Incorporation   December 1, 1999, Hong Kong

Registered Address                Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong

Authorised share capital          HK$10,000 divided into 1,000,000 shares of HK$0.01 each

Issued share capital              HK$3,500.01 divided into 350,001 shares of HK$0.01 each

Shareholders                      Shareholder Name                          No. of Ordinary Shares
                                  ----------------                          ----------------------
                                  Gainful Concept Limited                            30,000
                                  Cheers Perfect Limited                             20,000
                                  Lo Li Chun                                         18,000
                                  Lo Shui Ling Raymond                                2,000
                                  Justly Investment International Limited             3,000
                                  EconWorld Holdings Limited                         15,000
                                  Best Gain Group Limited                            10,000
                                  Xinhua Finance Media Limited                      252,001
                                                                                    -------
                                     TOTAL:                                         350,001
                                                                                    =======